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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1996, on our audits of the consolidated financial statements of Sumas Cogeneration Company, L.P. and Subsidiary in the Calpine Corporation Registration Statement (Form S-1) dated July 3, 1996 as amended on August 22, 1996 and September 19, 1996 for the Registration of Common Stock.


                                          Moss Adams LLP

Everett, Washington

September 19, 1996